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                                                                 978B# 7366 0610
                                                                 ORG & FI $10.00




                                                                    EXHIBIT 3.13

ADJUSTED PURSUANT TO
TELEPHONE AUTHORIZATION

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AFTER FILING RETURN TO:                              |                                                 FILED
                                                     |
Name:  William H. Heritage, III                      |                                              JUN 11, 1997
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Address:  201 W. Big Beaver Road, Ste. 500           |                                             Administrator
-----------------------------------------------------|                                 MI DEPARTMENT OF CONSUMERS INDUSTRY SERVICES
City, State, Zip:  Troy, MI  48084-4160              |                            CORPORATION, SECURITIES & LAND DEVELOPMENT BUREAU
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                                                RESTATED ARTICLES OF INCORPORATION
                                              FOR USE BY DOMESTIC PROFIT CORPORATION

                                  Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned limited liability company executes the following
                                   Restated Articles:

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1.      The present name of the corporation is:         Turn-Matic, Inc.

2.      The corporation identification number (CID) assigned by the Bureau is:  001-812

3.      All former names of the corporation are:

4.      The date of filing the original Articles of Incorporation was:  October 3, 1968

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                    The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:

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ARTICLE I:

        The name of the corporation is:         Turn-Matic, Inc.

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ARTICLE II:

        The purpose of purposes for which the corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan.
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ARTICLE III:

        The total authorized capital stock consists of:

        Common Shares:  50,000

        Preferred Shares:

        A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:
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ARTICLE IV:

        1. The address of the registered office is: 22805 Interstate Drive, Clinton Township, Michigan 48035

        2. The mailing address of the registered office, if different than above, is:

        3.      The name of the resident agent at the registered office is:
                Raymond B. Dorris, Sr.
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ARTICLE V:

        Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents signed by a sufficent number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation's registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.


        Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.


ARTICLE VI:

        A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages, for a breach of the director's fiduciary duty, except for the following:

                (a) A breach of the director's duty of loyalty to the corporation or its shareholders;

                (b) Acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law;

                (c) Any violation of Section 551 (1) of the Michigan Business Corporation Act;

                (d) A transaction from which the director derived an improper personal benefit; and

                (e) Any act or omission occurring prior to the date of this Article.


        These Restated Articles of Incorporation were duly adopted on May 1, 1997, in accordance with the provisions of Section
        642 of the Act by the shareholders. The necessary number of shares as required by statute were voted in favor of these Restated Articles.


                                            /s/ Raymond B. Dorris
Signed on May 1, 1997                       --------------------------------
                                            Raymond B. Dorris, Sr., President


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